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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Experts" in the Registration Statement on Form S-3 Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, as amended (No. 333-50413) and related Prospectus and Prospectus Supplements of Federal-Mogul Corporation for the registration of its debt securities, preferred stock, and common stock and to the inclusion and incorporation by reference therein of our report dated January 30, 1998, except for note 20, as to which the date is February 24, 1998, with respect to the consolidated financial statements and to the incorporation by reference of our report dated January 30, 1998 with respect to the financial statement schedule of Federal-Mogul Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1997 and the incorporation by reference of our report dated February 13, 1998 with respect to the financial statements of The Operating Businesses of the Fel-Pro Group included in Federal-Mogul Corporation's Form 8-K/A dated April 7, 1998 and the incorporation by reference therein of our report dated February 13, 1998, with respect to the financial statements of The Operating Business of Felt Products Mfg. Co. and subsidiaries included in Federal-Mogul Corporation's Form 8-K dated April 17, 1998, filed with the Securities and Exchange Commission.





June 12, 1998                              /s/ Ernst & Young LLP
Detroit, Michigan